Exhibit 3.1

                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                           MOTORS AND GEARS, INC.


MOTORS AND GEARS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware;

         DOES HEREBY CERTIFY:

         FIRST: Pursuant to written consent of the Board of Directors of MOTORS AND GEARS, INC., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               "RESOLVED, That the Certificate of Incorporation of this corporation be and is hereby amended by deleting Article FIRST thereof in its entirety and by substituting in lieu thereof the following:

               'FIRST:  The name of the corporation is Kinetek, Inc.

               SECOND: That thereafter, pursuant to resolution of its Board of Directors, a Consent By Stockholders in Lieu of Special Meeting of said corporation was duly created and produced, in accordance with Section 228 of the General Corporation Law of the State of Delaware, on which Consent have been placed signatures representing the necessary number of shares as required by statute in favor of the amendment.

               THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General
               Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, MOTORS AND GEARS, INC., has caused this certificate to be signed by Steven L. Rist, its Assistant Secretary, this 11th day of December, 2000.

                                     MOTORS AND GEARS, INC.

                                     By:  /s/ Stephen L. Rist
                                         --------------------------
                                         Steven L. Rist, Assistant Secretary



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                                                                  Exhibit 3.1


                        CERTIFICATE OF INCORPORATION
                                     OF
                           MOTORS AND GEARS, INC.

FIRST:  The name of the Corporation is Motors and Gears, Inc. (the
"Corporation").

SECOND: The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the "GCL").

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Ten Thousand (10,000) shares of common stock, par value $1.00 per share (the "Common Stock").

A statement of the powers, designations, preferences, and relative participating, optional or other special rights and the qualifications, limitations and restrictions of the Common Stock is as follows:

        (a)    Dividends.  The board of directors of the Corporation (the
               "Board of Directors") may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared, whether payable in cash, in property or in shares of stock or other securities of the Corporation, the holders of Common
               Stock shall be entitled to share, ratably according to the number of shares of Common Stock held by them, in such dividends.

        (b) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock held by them, in all assets of the Corporation available for distribution to its stockholders.

        (c) Voting Rights. Except as otherwise provided in this Certificate of Incorporation or by applicable law, the holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by him.

FIFTH:  The name and mailing address of the incorporator is as follows:

                                Steven L. Rist
                                Bryan Cave LLP
                                1200 Main Street
                                Suite 3500
                                Kansas City, MO 64141-6914

SIXTH:
        1. Limits of Director Liability. Directors of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided that nothing contained in this ARTICLE SIXTH shall eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which a director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this ARTICLE SIXTH the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

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        2.      Indemnification.  The Corporation shall indemnify, in
accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the GCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation, by reason of his acting as a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors or (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Section (2) shall be deemed to be a contract between the Corporation and each person referred to herein.

If a claim under Section (2) of this ARTICLE SIXTH is not paid in full by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Corporation has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL and Section 2 of this ARTICLE SIXTH for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Indemnification shall include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this ARTICLE SIXTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this ARTICLE SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, contract, vote of stockholders or disinterested directors, or otherwise.



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        3.      Additional Indemnification.  The Corporation may, by action of its Board of Directors, provide indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware law.

        4. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE SIXTH, the GCL, or otherwise.

        5. Effect of Amendments. Neither the amendment, change, alteration nor repeal of this ARTICLE SIXTH, nor the adoption of any provision of this Certificate of Incorporation or the by-laws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE SIXTH or the rights or any protections afforded under this ARTICLE SIXTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

SEVENTH:        At all meetings of stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholders or record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon shall decide any question, matter or proposal brought before such meeting unless the question is one upon which, by express provision of law, this Certificate of Incorporation or the By-laws applicable thereto, a different vote is required, in which case such express provision shall govern and control the decision of such question.

EIGHTH:

        1. Number of Directors. The number of directors of the Corporation shall be fixed from time to time by the vote of a majority o the entire Board of Directors, but such number shall in no case be less than three (3) nor more than seven (7). Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

        2. Term of Office; Quorum; Vacancies. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the By-laws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. Any vacancies and newly created directorships resulting from an increase in the number of directors shall be filed by majority of the Board of Directors then in office even though less than a quorum and shall hold office until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal from office.

        3. Removal. Any director may be removed upon the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of stockholders.




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NINTH:  For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

        (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        (2) The directors shall have the power to make, adopt, alter, amend, change, add to or repeal the By-laws of the Corporation.

        (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

TENTH:

        1. Stockholder Meetings; Keeping of Books and Records. Meetings of stockholders may be held within or outside the State of Delaware as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

        2. Special Stockholders Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the President or the Chairman of the Board, if one is elected, and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Company issued and outstanding and entitled to vote.

        3. No Written Ballot. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

ELEVENTH:       The Corporation reserves the right to repeal, alter or amend this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the By-laws and applicable law and thereafter approved by the stockholders.

TWELFTH:        The Corporation expressly elects not to be governed under
Section 203 of the GCL.

I, THE UNDERSIGNED, being the incorporator named herein, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my signature as of October 17, 1996.


                                                By:     /s/ Steven L. Rist
                                                    --------------------------
                                                Names:  Steven L. Rist
                                                Title:  Sole Incorporator


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